UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2010

BEYOND COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52490	98-0512515
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Coronado Center Drive
Suite 120
Henderson, Nevada 89052
(Address of principal executive offices, including zip code)

(702) 952.9549
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 (a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

We are filing this Form 8K to notify you to no longer rely on the unaudited financial information for the period ended March 31, 2010 included in our May 14, 2010 Form 10-Q. On August 12, 2010 we concluded you should no longer rely on the aforementioned unaudited financial information.

We are filing separately an amended Form 10Q/A to provide corrected unaudited financial information for the period ended March 31, 2010.

As reported in our March 31, 2010 Form 10-Q our wholly owned subsidiary, KaChing KaChing(“KaChing Nevada”)and Duke Mining, Inc. entered into a reverse merger on April 22, 2010. Prior to the consummation of the reverse merger, certain warrants were issued by KaChing KaChing.

While preparing our second quarter financial statements we determined that there was an error in the fair value calculation associated with those warrants issued in the first quarter of 2010 as explained below.

Upon incorporation of KaChing Nevada, it was the intent of KaChing Nevada to issue KaChing Nevada warrants to certain employees and consultants of KaChing Nevada for their assistance with starting up and working with the new company. At the KaChing Nevada’s first board of directors meeting in February 2010 they authorized for issuance warrants to acquire 21,443,019 shares of our common stock with an exercise price of $0.001 per share and a term of 5 years. All of the warrants vested immediately.

At the time of issuance of the warrants, KaChing Nevada was a wholly owned subsidiary of Beyond Commerce, Inc. and had no publicly traded stock of its own in which to readily determine the stocks fair value. We had originally used par value to determine the value of theKaChing Nevada warrants issued.

We have subsequently determined that we should have used fair value to determine the value of the warrants issued. In accordance with guidance derived from the AICPA Audit and Accounting Practice Series “Valuation of Privately-Held-Company Equity Securities Issued As Compensation” we decided to use the enterprise value market approach. Because we set the exercise price of the warrants at KaChing Nevada’s common stock’s par value, we valued those warrants as if KaChing Nevada had issued common stock. We calculated the fair value of KaChing Nevada’s common stock at $0.0259 per share as of the February 2010 issuance date by deriving it from enterprise value of Beyond Commerce, Inc. as the parent company of KaChing Nevada as our common stock was then publicly traded. Consequently, we should have recorded an additional $259,805 of compensation expense in the quarter ended March 31, 2010.

The Company’s officers have conferred with its independent registered accountant on the matters disclosed in this filing pursuant to Item 4.02(a).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Beyond Commerce, Inc.
Date: August 31, 2010
	By:	/s/ Mark V. Noffke
Mark V. Noffke
Chief Financial Officer